Exhibit 99.1

News Release

Axcelis Announces Financial Results for Second Quarter 2026

Q2 2026 Highlights:

•	Revenue of $215.2 million
•	GAAP Gross Margin of 42.4%, and Non-GAAP Gross Margin of 42.7%
•	GAAP Operating Margin of 9.4% and Non-GAAP Operating Margin of 14.7%
•	GAAP Diluted Earnings Per Share of $0.75, and Non-GAAP Diluted Earnings Per Share of $1.06

BEVERLY, Mass., Aug. 6, 2026—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the second quarter ended June 30, 2026.

President and CEO Russell Low commented, “We executed well in the second quarter, delivering results that exceeded our forecasts driven by stronger system shipments and higher CS&I volume.” Low continued, “Demand in the Memory market remains robust, and we are also benefitting from positive momentum in our Power market. In General Mature, we are encouraged by improving engagement and utilization trends as customers respond to growing end-demand in data center, industrial and automotive segments. As a result, we now expect to deliver year-over-year revenue growth in 2026, with momentum carrying through to 2027. We are focused on satisfying the remaining conditions to complete our pending merger with Veeco and look forward to closing the transaction in the second half of 2026.”

Senior Vice President and Interim CFO David Ryzhik stated, “Axcelis delivered better than expected revenue and operating income in our second quarter, reflecting the attractive operating leverage in our business.” Ryzhik concluded, “With improving systems demand in our markets and continued strength in our CS&I aftermarket business, we anticipate that Axcelis’ financial performance will continue to improve over the balance of 2026.”

Results Summary
(In thousands, except per share amounts and percentages)

	Three months ended June 30,
	2026	2025
Revenue	$215,175	$194,544
Gross margin	42.4%	44.9%
Operating margin	9.4%	14.9%
Net income	$23,291	$31,376
Diluted earnings per share	$0.75	$0.98

Non-GAAP Results
	Three months ended June 30,
	2026	2025
Non-GAAP gross margin	42.7%	45.2%
Non-GAAP operating margin	14.7%	17.7%
Adjusted EBITDA	$35,972	$38,872
Non-GAAP net income	$32,968	$36,013
Non-GAAP diluted earnings per share	$1.06	$1.13

Business Outlook

For the third quarter ending September 30, 2026, Axcelis expects revenues of approximately $230 million, GAAP earnings per diluted share of approximately $0.76, and non-GAAP earnings per share of approximately $1.11.

Please refer to Third Quarter 2026 Outlook under the “Notes on our Non-GAAP Financial Information” section of this document for detail relating to the computation of non-GAAP earnings per diluted share as well as the Safe Harbor Statement section of this document.

Second Quarter 2026 Conference Call

The Company will host a call to discuss the results for the second quarter 2026 today at 8:30 a.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a participant here:

https://register-conf.media-server.com/register/BIf61211144e3b4baeb4c13ba3b1f529fa

Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP income tax provision, Adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share, and reflect adjustments for the impact of share-based compensation expense, certain items related to restructuring and severance charges and any associated adjustments and transaction and integration costs associated with the merger agreement with Veeco Instruments announced on October 1, 2025.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

For further information regarding these non-GAAP financial measures, please refer to the tables presenting reconciliations of our non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

News Release

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions, including with respect to the imposition of tariffs on our products or components of our products, could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President and Interim CFO

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Product	$200,488	$183,402	$388,497	$366,226
Services	14,687	11,142	25,634	20,881
Total revenue	215,175	194,544	414,131	387,107
Cost of revenue:
Product	106,998	95,462	212,734	189,962
Services	16,988	11,739	29,627	21,034
Total cost of revenue	123,986	107,201	242,361	210,996
Gross profit	91,189	87,343	171,770	176,111
Operating expenses:
Research and development	28,977	27,064	57,493	54,192
Sales and marketing	19,554	15,003	36,908	30,127
General and administrative	22,377	16,311	49,138	33,668
Total operating expenses	70,908	58,378	143,539	117,987
Income from operations	20,281	28,965	28,231	58,124
Other income (expense):
Interest income	4,575	5,481	9,037	11,082
Interest expense	(1,263)	(1,355)	(2,554)	(2,722)
Other, net	1,755	1,906	1,259	1,597
Total other income	5,067	6,032	7,742	9,957
Income before income taxes	25,348	34,997	35,973	68,081
Income tax provision	2,057	3,621	3,468	8,126
Net income	$23,291	$31,376	$32,505	$59,955
Net income per share:
Basic	$0.76	$0.99	$1.06	$1.87
Diluted	$0.75	$0.98	$1.05	$1.87
Shares used in computing net income per share:
Basic weighted average shares of common stock	30,805	31,847	30,764	32,051
Diluted weighted average shares of common stock	31,134	31,882	31,084	32,103

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$154,996	$145,451
Short-term investments	247,220	228,802
Accounts receivable, net	154,149	168,479
Inventories, net	338,174	329,010
Prepaid income taxes	4,863	4,658
Prepaid expenses and other current assets	80,369	66,802
Total current assets	979,771	943,202
Property, plant and equipment, net	58,022	56,146
Operating lease assets	27,568	28,927
Finance lease assets, net	13,516	14,154
Long-term restricted cash	10,633	10,627
Deferred income taxes	78,815	79,895
Long-term investments	174,829	182,396
Other assets	43,684	46,004
Total assets	$1,386,838	$1,361,351

Current liabilities:
Accounts payable	$58,807	$42,309
Accrued compensation	20,010	34,233
Warranty	9,634	9,516
Income Taxes	2,833	11,383
Deferred revenue	81,679	65,494
Current portion of finance lease obligation	1,722	1,575
Other current liabilities	25,416	33,150
Total current liabilities	200,101	197,660
Long-term finance lease obligation	39,845	40,754
Long-term deferred revenue	36,863	43,445
Other long-term liabilities	44,208	44,815
Total liabilities	321,017	326,674

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 30,881 shares issued and outstanding at June 30, 2026; 30,717 shares issued and outstanding at December 31, 2025	31	31
Additional paid-in capital	536,152	533,309
Retained earnings	536,044	503,539
Accumulated other comprehensive loss	(6,406)	(2,202)
Total stockholders’ equity	1,065,821	1,034,677
Total liabilities and stockholders’ equity	$1,386,838	$1,361,351

News Release

Axcelis Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$23,291	$31,376	$32,505	$59,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,439	4,515	8,875	8,824
Stock-based compensation expense	6,425	5,421	11,324	10,324
Other	(645)	(9,335)	3,160	(11,017)
Change in other assets and liabilities, net	(15,137)	7,750	(19,352)	11,436
Net cash provided by operating activities	18,373	39,727	36,512	79,522

Cash flows from investing activities
Expenditures for property, plant and equipment and capitalized software	(3,554)	(1,985)	(5,393)	(6,945)
Other changes in investing activities, net	(2,543)	(2,628)	(11,343)	42,801
Net cash (used in) provided by investing activities	(6,097)	(4,613)	(16,736)	35,856

Cash flows from financing activities
Repurchase of common stock	(244)	(45,337)	(244)	(63,515)
Other changes from financing activities, net	(7,608)	(1,650)	(9,005)	(3,582)
Net cash used in financing activities	(7,852)	(46,987)	(9,249)	(67,097)

Effect of exchange rate changes on cash and cash equivalents	(252)	1,643	(976)	1,935
Net increase (decrease) in cash, cash equivalents and restricted cash	4,172	(10,230)	9,551	50,216

Cash, cash equivalents and restricted cash at beginning of period	161,457	191,510	156,078	131,064
Cash, cash equivalents and restricted cash at end of period	$165,629	$181,280	$165,629	$181,280

News Release

Axcelis Technologies, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP gross Profit	$91,189	$87,343	$171,770	$176,111
Restructuring[1]	—	—	—	226
Stock-based compensation	755	569	1,197	922
Non-GAAP gross profit	$91,944	$87,912	$172,967	$177,259
Non-GAAP gross margin	42.7%	45.2%	41.8%	45.8%

GAAP operating expense	$70,908	$58,378	$143,539	$117,987
Transaction and integration[2]	(4,827)	—	(15,225)	(481)
Bad debt expense	—	—	(65)	—
Restructuring[1]	—	29	—	(894)
Stock-based compensation	(5,670)	(4,852)	(10,127)	(9,402)
Non-GAAP operating expense	$60,411	$53,555	$118,122	$107,210

GAAP operating income	$20,281	$28,965	$28,231	$58,124
Transaction and integration[2]	4,827	—	15,225	481
Bad debt expense	—	—	65	—
Restructuring[1]	—	(29)	—	1,120
Stock-based compensation	6,425	5,421	11,324	10,324
Non-GAAP operating income	$31,533	$34,357	$54,845	$70,049
Non-GAAP operating margin	14.7%	17.7%	13.2%	18.1%

GAAP income tax provision	$2,057	$3,621	$3,468	$8,126
Income tax effect of non-GAAP adjustments[3]	1,575	755	3,726	1,670
Non-GAAP income tax provision	$3,632	$4,376	$7,194	$9,796

GAAP net income	$23,291	$31,376	$32,505	$59,955
Transaction and integration[2]	4,827	—	15,225	481
Bad debt expense	—	—	65	—
Restructuring[1]	—	(29)	—	1,120
Stock-based compensation	6,425	5,421	11,324	10,324
Income tax effect of non-GAAP adjustments[3]	(1,575)	(755)	(3,726)	(1,670)
Non-GAAP net income	$32,968	$36,013	$55,393	$70,210

GAAP diluted EPS	$0.75	$0.98	$1.05	$1.87
Transaction and integration[2]	0.16	—	0.49	.01
Bad debt expense	—	—	—	—
Restructuring[1]	—	—	—	0.03
Stock-based compensation	0.21	0.17	0.36	0.32
Income tax effect of non-GAAP adjustments[3]	(0.05)	(0.02)	(0.12)	(0.05)
Non-GAAP diluted EPS	$1.06	$1.13	$1.78	$2.19

News Release

Note 1:	Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.
Note 2:	Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025. Transaction and integration costs for the six months ended June 30, 2025 include $481,000 of expenses that were not reflected as a GAAP to Non-GAAP reconciliation line item when the Company reported second quarter 2025 results, given that they occurred prior to transaction announcement on October 1, 2025.
Note 3:	Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Figures may not sum due to rounding.

Axcelis Technologies, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, except percentages)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net Income	$23,291	$31,376	$32,505	$59,955
Other (income)/expense	(5,067)	(6,032)	(7,742)	(9,957)
Income tax provision	2,057	3,621	3,468	8,126
Depreciation & amortization	4,439	4,515	8,875	8,824
Subtotal	24,720	33,480	37,106	66,948
Transaction and integration[1]	4,827	—	15,225	481
Bad debt expense	—	—	65	—
Restructuring[2]	—	(29)	—	1,120
Stock-based compensation	6,425	5,421	11,324	10,324
Adjusted EBITDA	$35,972	$38,872	$63,720	$78,873
Adjusted EBITDA margin	16.7%	20.0%	15.4%	20.4%

Note 1:	Transaction and integration costs for the six months ended June 30, 2025 include $481,000 of expenses that were not reflected as a GAAP to Non-GAAP reconciliation line item when the Company reported second quarter 2025 results, given that they occurred prior to transaction announcement on October 1, 2025.

Note 2:	Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Axcelis Technologies, Inc.

Third Quarter 2026 Outlook

GAAP to Non-GAAP Diluted Earnings Per Share

Three months ended September 30, 2026
GAAP diluted EPS	$0.76
Transaction and Integration[1]	0.19
Stock-based compensation	0.21
Income tax effect of non-GAAP adjustments[2]	(0.06)
Non-GAAP diluted EPS	$1.11

Note 1:	Transaction and Integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.
Note 2:	Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Figures may not sum due to rounding.